UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): January 5, 2009
ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	83-0500896
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 360 717 3641
[ ]	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2009, Asiarim Corporation ("Asiarim" or the "Company") and CIC Europe Holding B.V. ("Commodore") (hereinafter collectively referred to as the "Shareholders") entered into a Shareholders' Agreement (the "Shareholders' Agreement") to set up a 50/50 joint venture to develop the sales and marketing of various consumer products to be marketed under the brand name "Commodore" in Asia and Africa, and the sourcing, development and procurement of various consumer electronics products to be marketed by Commodore and its affiliates outside of Asia.

Under the Shareholders' Agreement, the Shareholders have formed a company, namely Commodore Asia Holdings Limited ("CAHL"), which is a Special Purpose Vehicle set up for the purpose of undertaking the business objectives. Asiarim and Commodore each holds a 50% equity interests in CAHL and each shall be permitted to appoint 2 directors to CAHL with the Executive Managing Director (to be nominated by the Company) to have the second or casting vote. In addition, the Company invites Commodore to appoint one director to the board of Asiarim.

Pursuant to the Shareholders' Agreement, Commodore shall contribute its rights to the Commodore brand under the exclusive license in Asia and the exclusive license business activities under the Trademark license agreement for an initial period of 5 years plus an option to extend for a further 5 years. The Company shall in its best efforts basis to contribute up to USD7 million to CAHL in accordance to sales orders and business plans of the Company. Such capital contributions by the Company shall be in a form of a 8% Redeemable Cumulative Non Voting Non Transferable Preference shares in CAHL ("Preference Shares").

Commodore has the right to exchange its 50% of equity interests in CAHL for 50% equity interests in the share capital of Asiarim provided that CAHL has recorded a revenue of USD25 million for the previous year; or CAHL has recorded cumulative revenue of USD100 million. At such time of such share exchange the Preference Share shall be redeemed.

On the same day, CAHL entered into a Trademark License Agreement ("TL Agreement") with Commodore Consumer Electronics ("CCE"), a trading name of the limited liability company, CIC Europe Holding B.V. Pursuant to the terms of the TL Agreement, CCE grants to CAHL an exclusive license to make use of the property in the licensed territory solely upon or in connection with the sale of licensed articles during the term of the TL Agreement. The term of the TL Agreement shall commence from 5 January 2009 to 31 December 2013.

For all the terms of the Shareholders' Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. For all the terms of the Trademark License Agreement, reference is hereby made to the form of such agreement annexed hereto as Exhibit 10.2. All statements made herein concerning such agreements are qualified by references to said exhibits.

Item 9.01	Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Exhibit No. Description See table below.
Exhibit	Description	Location
Exhibit 10.1	Shareholders' Agreement	Provided herewith
Exhibit 10.2	Trademark License Agreement	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	ASIARIM CORPORATION

By: /s/ Te Hwai Ho
---------------------------------
Name: Te Hwai Ho
Title: President

Exhibit 10.1

Dated this 5 day of January 2009

************************************

SHAREHOLDERS AGREEMENT

BETWEEN

(1) CIC EUROPE HOLDING B.V.

(2) ASIARIM CORPORATION

AND

(3) COMMODORE ASIA HOLDINGS LIMITED

************************************

INDEX

CLAUSES
1.	DEFINITIONS AND INTERPRETATION
2.	CONDITION PRECEDENT
3.	ACTIVATION OF THE COMPANY, WARRANTIES AND EQUITY ARRANGEMENTS
4.	SCOPE OF BUSINESS
5.	BOARD OF DIRECTORS
6.	MANAGEMENT OF THE COMPANY
7.	SHAREHOLDERS OF THE COMPANY
8.	MANUFACTURING ARRANGEMENT
9.	FUTURE FINANCE
10.	INSPECTION OF ACCOUNTING RECORDS AND BOOKS
11.	DIVIDEND POLICY
12.	TRADE LICENSE AGREEMENT
13.	NON-COMPETION
14.	RESPONSIBILITY FOR NOMINEES
15.	CONFIDENTIALITY
16.	ENTIRE AGREEMENT
17.	PREVELANCE OF THIS AGREEMENT
18.	NON-PARTNERSHIP
19.	EFFECT OF TERMINATION
20.	NOTICES
21.	ASSIGNMENT
22.	AMENDMENTS
23.	COUNTERPARTS
24.	NON-WAIVER
25.	COSTS AND EXPENSES
26.	SEVERABILITY
27.	PROCESSING AGENT
28.	GOVERNING LAW
SCHEDULE
SCHEDULE A TRADEMARK LICENSE AGREEMENT

THIS SHAREHOLDERS' AGREEMENT is made the 5 day of January Two Thousand and Nine.

BETWEEN

(1) CIC Europe Holding B.V., a company incorporated in The Netherlands with its registered office at 7573 PA Oldenzaal (The Netherlands), Haerstraat 125 ("Commodore");

(2) Asiarim Corporation, a publicly listed company incorporated in the State of Nevada (United States of America) and having its offices in Hong Kong at Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong (the "Asiarim");

(hereinafter collectively referred to as the "Shareholders")

AND

(3) Commodore Asia Holdings Limited, a company incorporated in Hong Kong (Hong Kong Special Administrative Region, China) and having its offices in Hong Kong at Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong (the "Company")

WHEREAS:-

(A) Commodore is primarily engaged in the development and marketing of certain specific consumer electronics products and services to be sold under the trademark 'Commodore'. For such purposes Commodore has been granted a license to make use of this brand name in connection with these products and services mainly on an exclusive and world-wide basis (the "License") from Commodore International B.V., the owner of all intellectual property rights with respect to the trademark 'Commodore'. Commodore is exploring its business activities by sub-licensing the License and by entering into joint ventures and strategic relationships;

(B) The parent company of Commodore, Commodore International Corporation ("CIC"), a U.S. publicly listed corporation (OTC; symbol: "CDRL") does currently own and hold 49% of the shares in the capital stock of Commodore International B.V., but it has also granted an option to Nedfield N.V., a Dutch publicly listed corporation engaged in ICT investments, to acquire this 49%-stake on or before June 30, 2009;

(C) Asiarim is a company incorporated in the State of Nevada, USA and quoted on the Over the Counter Bulletin Board under the symbol ARMC. Asiarim is engaged in the business of providing corporate consulting and services to small to medium businesses;

(D) On October 21, 2008, CIC and [ # ], a limited liability company construed under the laws of Hong Kong entered into a letter of intent regarding certain of the subject matters hereof. [#];

Note: [ # ] means "Confidential Terms"

(E) Commodore and Asiarim wishes to work together to develop the sales and marketing of various consumer products to be marketed under the brand name of "Commodore" in Asia. And the sourcing and procurement of various consumer electronics products to be marketed by Commodore or its Affiliates outside of Asia. The parties recognize the strength and resources available to each party and have formed the Company to embark on these business pursuits;

(F) The Company is a Special Purpose Vehicle set up solely for the purpose to undertake the business objectives of the Parties set out in Recital E above. The Company may also be used to source funding from the capital markets and other financing methods

(G) As at the date hereof, the Company has an authorised share capital of HK$10,000 divided into 10,000 Shares of HK$1.00 each of which 10,000 Shares have been issued and are fully paid-up. Commodore and Asiarim each holds 5,000 Shares of the Company's issued share capital as at the date hereof;

(H) This is the SPV Shareholders' Agreement and the Parties wish to enter into this Agreement to regulate the relationship of the Shareholders and the affairs of the Company

NOW IT IS HEREBY AGREED as follows :- Definitions and Interpretation 1.1 Definitions:- In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:
Term	Meaning
"Affiliates"

Means in relation to any party herein which is a company, corporation, partnership or other entity, such other person, company, corporation, partnership or other entity:-

(i) over which such party has a Controlling Interest; or

(ii) which has a Controlling Interest over such party; or

(iii) whose Controlling Interest is held by another person, company, corporation, partnership or other entity which has a Controlling Interest over such party;

"Board"	the Board of Directors for the time being of the Company;
"Business"	the business of the Company described in Clause 4.1;
"Controlling Interest"

means control of:

(i) fifty percent (50%) or more of the issued share capital of the Company (on an as-converted basis); or

(ii) fifty percent (50%) or more of the voting power of the Company at general meeting; or

(iii) the composition of the Board or in relation to a partnership or corporation, the managing general partners;

means the 8% Redeemable Cumulative Non Voting Non-Transferable Preference Shares of the Company that is redeemable when the Share Exchange is exercised as set out in Clause 7.4 of this Agreement;

"Preference Shares"	the HK$1.00 par value shares in the Company;
"Shares" "Trade License Agreement"	the Trade License Agreement as attached hereto as Schedule A.

1.2 Reference in this Agreement to Clauses and the Schedule are to clauses in and the schedule to this Agreement, unless the context requires otherwise, and the Schedule to this Agreement form part of this Agreement.

1.3 Unless the context requires otherwise, words importing the singular includes the plural and vice versa and words importing a gender include every gender.

1.4 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

Condition precedent

The execution of this Agreement and the steps to be taken resulting from this Agreement are subject to the condition precedent that Commodore and CIC shall not be bound by the LOI. The Shareholders herewith furthermore acknowledge and agree that the Company will offer to Great Partners Industries Limited or its associates, an alternative investment and participation opportunity in sub-licensing and or development of the Commodore brand name in Asia in furtherance of the business objectives of the Company.

Activation of the Company, warranties and equity arrangements

3.1. Contributions from Commodore. Commodore will contribute its rights to the Commodore Brand under the exclusive license in Asia and the exclusive rights for Asia to the business activities for the product specified in this Trademark License Agreement to be rolled out by Commodore for a five year term and renewable 5 year term at the option of Asiarim ("Commodore Contribution").

3.2. Contributions from Asiarim. Asiarim will, in its best efforts to raise from the capital markets, contribute up to a maximum of USD7,000,000 as Preference Shares into the Company in accordance to the sales orders and Business Plan of the Company, with the first USD1,000,000 to be paid within 2 months from the date of this Agreement and the final USD1,000,000 to be paid within 4 months from the date of this Agreement and the remaining USD5,000,000 to be paid within 10 months from the date of this Agreement. The Shareholders agree that Asiarim shall have the right to extend the period of the payment of its Contributions provided that the Company's sales orders and business conditions are not in accordance with the Business Plan.

3.3. Asiarim Contribution Adjustment. The Shareholders agree that Asiarim's 50% equity in the Company shall be adjusted on a prorata basis on the actual contributions in Preference Shares made by Asiarm compared to USD7,000,000.

3.4. As soon as practicable after executing this Agreement, the Shareholders and the Company shall take or procure to be taken the following steps:-

(a) The Company requires a bridge financing arrangement in order to commence the business activities. Asiarim shall make available to the Company certain operational funding for the first two months of operations, subject to Asiarim approving the budget.

(b) The Company shall proceed to incorporate the following wholly-owned subsidiaries construed under the laws of Hong Kong as soon as practicable:-

(1) CCE Trading (Asia) Limited

(2) Commodore Electronics Limited

(3) CCE Media Services (Asia) Limited

3.5. Asiarim herewith acknowledges and warrants to Commodore that:

(a) The Company duly exists and that the authorized share capital of the Company amounts to ten thousand (10,000) shares, par value $1.00 per share, of which ten thousand (10,000) are issued and paid in;

(b) There is no agreement, arrangement or option under which any person may now or at any time call for the issue, sale or transfer of shares in the capital stock of the Company or require any share in the capital stock of the Company to be put under option

(c) The Company was newly incorporated and has not conducted business.

4. Scope of the Business

4.1 The Shareholders acknowledge and agree that the Company has been incorporated as, and will procure that the Company remains at all times, a special purpose vehicle for the purpose of the Company shall be the sole agent of Commodore in Asia and primarily be engaged in the business of:

Sales and marketing of various consumer electronics products to be marketed in Asia under the brand name 'Commodore'. In this respect the Company shall also be responsible for product development, marketing and promotion of the brand in Asia.

Sourcing and procurement of various consumer electronics products to be marketed by Commodore or its Affiliates outside of Asia.

Participating with other companies in connection with the activities as mentioned under (a) and (b) above. The Company shall have a stake of at least fifty one (51%) percent in the capital stock of any company that will be granted any sublicensing rights of the License or any rights in respect of the business in set out in clause 4(a) above.

4.2. The Company shall be entitled to use the intellectual property rights (as described in Schedule 1 of the Trademark License Agreement attached hereto as Schedule A) including but not limited to the trading name 'Commodore Consumer Electronics Asia' and the trademark 'Commodore' during the term of the Trademark License Agreement.

4.3. The Business shall be conducted in the best interest of the Company in accordance with its By-Laws, Articles of Incorporation and the provisions of this Agreement, as well as in accordance with the Business Plan (as defined in Clause 6.3 of this Agreement).

5. Board of Directors

5.1 The Company shall be administered by the Board which shall consist of four individuals: a Managing Director, a non-executive Chairman and two other Directors. Asiarim shall have the right to nominate two Directors including the Executive Managing Director. Commodore shall have the right to nominate the non-executive Chairman and one non-executive Director. The Executive Managing Director shall have the second or casting vote in Board meetings. Each Shareholder shall effect any appointment or removal by depositing written notice at the Company's registered office and sending a copy thereof to each other Shareholder.

5.2. The Shareholders herewith acknowledge and warrant to each other that together they shall procure in their actions that:

(a) Each Director appointed pursuant to this Clause 5 shall hold office until he or she is either removed in the manner provided in Clause 5.2 or dies or vacates office on his or her own accord.

(b) Any Shareholder removing a Director shall be responsible for and shall indemnify the other Shareholder and the Company against any claim of whatever nature arising out of such removal. If a Shareholder ceases to hold Shares, it will procure the resignation of all the Directors appointed by it and will indemnify the other Shareholder and the Company against any claims which may be brought by such Directors.

(c) No other Director of the Company shall be appointed otherwise than as provided in the Clause 5.

5.3. The Board shall have official board meeting at least on a quarterly basis.

5.4. The quorum for a meeting of the Board shall be two Directors with at least one Director nominated by Commodore. Directors may be present in person or represented by their alternates. A person acting as an alternate for more than one Director shall be counted as a Director for each person he represents as alternate Director.

5.5. At any meeting of the Directors of the Company, the non-executive Chairman shall act as the chairman of the meeting. In his absence the Directors present may elect any one of them to be the chairman of that meeting. However for avoidance of doubt, the chairman of any board meeting shall not have a second or casting vote.

5.6. Matters arising at the meetings of the Board shall be decided by majority vote, except for the following matters which require the approval of at least (one of) the Director(s) nominated and appointed by Commodore:

(a) the release for sale of any new product item to be marketed under the brand name 'Commodore'.

(b) the release of a sub-license for making use of the brand name 'Commodore' in accordance with the terms and conditions of the Trademark License Agreement.

(c) decisions about the marketing, communication and promotion of the brand name 'Commodore' in Asia.

5.7. The remuneration (if any) of the Directors shall be determined by, and subject to the unanimous approval of, the Shareholders.

5.8. The Managing Director shall receive a remuneration package to be agreed upon by the Board from time to time.

5.9. The Company shall maintain an appropriate insurance policy for its Directors and Officers.

5.10. Each of the Directors, in performing his duties to the Company, shall be entitled to consider the interest of the Shareholder which designated or appointed him to the Board pursuant to Clause 5.1.

5.11. The Company shall changed its name to Commodore Asia Holding Limited and the appropriate Chinese name at the earliest practicable date.

6. Management of the Company

6.1 The Managing Director shall be responsible for managing and controlling the day-to-day operations of the Company.

6.2 The financial year of the Company shall be determined by the Board.

6.3 On an annual basis and prior to the start of each financial year, the Managing Director shall be responsible for preparing a business plan ("Business Plan") to be approved by the Board. The Business Plan shall be to the satisfaction of Commodore.

Each of the Shareholders shall procure that the Board shall not act or refrain from doing any act whereby there would be a material deviation (and for the purposes of this provision "material" shall mean a variation by 10 per cent more or less) from any agreed annual budget in the Business Plan prepared in respect of salaries, staff benefits, expenses, capital improvements of the Company.

6.4 The Managing Director shall be responsible for the management and financial reporting of Company. On a monthly basis and within a period of ten (10) working days after the end of each calendar month, the Managing Director shall release to the Shareholders for consolidation purposes a management reporting package, including, but not limited to information about financial performance of the Company and its subsidiaries, if any, in relation to the Business Plan, in a format to be provided by the Shareholders.

6.5 The books and accounts of the Company shall be kept in accordance with generally accepted accounting principles consistently applied and monthly management accounts and operating statistics and such other trading and financial information in such form as may reasonably be required are furnished to the Directors in a timely fashion.

6.6 All bank accounts established from time to time by the Company shall be operated in such manner as the Board may resolve.

7 Shareholders of the Company

7.1 Each Shareholder shall:-

exercise all voting rights and powers in relation to the Company so as to give full effect to the terms of this Agreement including, where appropriate, the carrying into effect of the terms as if they were embodied in the By-Laws or in the Articles of Incorporation of the Company;

procure the Directors nominated by it to give full effect to the terms of this Agreement;

procure that all third parties directly or indirectly under its control will refrain from acting in a manner which hinders or prevents the Company from carrying on its business in a proper and reasonable manner; and

generally use its best endeavors to promote the business and interest of the Company.

7.2 Each Shareholder acknowledges and confirms that this Agreement is entered into between them and will be performed in a spirit of mutual co-operation, trust and confidence and that the business, profitability and reputation of the Company shall be extended and maximized by all reasonable and proper means and each Shareholder undertakes to use all reasonable commercial efforts to promote such business.

7.3 Restriction on transfers. Subject to the provisions of this Agreement, no transfer of any Shares shall be made by any Shareholder unless it receives consent from the other Shareholder and no Shareholder shall sell, mortgage, charge or otherwise dispose of or encumber the whole or any part of its shareholding or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

7.4 Share Exchange - For the period of 5 years from the date of this Agreement, Asiarim grants to Commodore the right to exchange its 50% equity interests in the Company for 50% equity interests in the share capital of Asiarim provided that:

(a) The Company has recorded a revenue of USD25,000,000 for the previous year; or

(b) The Company has recorded a cumulative revenue of USD100,000,000.

7.5 Commodore shall have the right to appoint one director onto the board of Asiarim for the period that the Share Exchange in Clause 7.4 is in effect. Asiarim shall only be responsible for any reasonable out of pocket travel expenses incurred by the director to attend Asiarim's board meetings.

7.6 Asiarim warrants and undertakes that for the period that the Share Exchange is in effect, it shall focus on the Company's business and not enter into any other new business.

8. Manufacturing Arrangement

8.1 The Company or any of its subsidiaries shall act as a reliable supplier to:

(a) its subsidiaries employing the brand name 'Commodore' in accordance with the terms and conditions of the Trademark License Agreement in Asia;

(b) Commodore and its Affiliates with respect to various consumer electronics products for resale in region outside of Asia. In this respect the Company shall act as the sole supplier in Asia, subject to the condition that the Company is able to offer these products at most favorable quality and price level.

8.2 The transfer price of all products sold shall be [ # ].

8.3 The delivery terms (based on INCO terms 2000) to Commodore and its Affiliates shall be: 'DDU (delivered duty unpaid) any port in Europe or U.S.A' or, for other destinations, a delivery term to be agreed upon by and between the final customer and the Company.

8.4 The Company or its subsidiary shall invoice Commodore and its Affiliates upon delivery of the products. The payment term shall be payment within hundred twenty (120) days upon the date of invoice by wire transfer acceptable to the Company, or by irrevocable Letter of Credit, or any other method acceptable to the Company. Applicable interest and incidental fees under the costs of the credit terms will be charged to the related customers.

8.5 The Company or its subsidiary (and its suppliers) shall warrant that the products sold to CIC and its Affiliates shall be shipped in time in accordance with the agreed product specifications.

8.6 The Company or its subsidiary shall offer warranty in accordance with laws and regulations in the territories where the products are sold and delivered to Commodore and its Affiliates. All product returns within the warranty period shall be credited by the Company or its subsidiary at the latest invoiced price. The costs relating to product returns shall be credited by the Company or its subsidiary to Commodore or its Affiliates. In the event that a return rate of a certain production lot exceeds [ # ] percent (#%) or more, the Company shall procure that it and its supplier shall pay an additional penalty to Commodore and its Affiliates.

8.7 At its expense the Company or its subsidiary (and its suppliers) shall locally facilitate appropriate after-sale services in relation to the products sold and delivered to Commodore or its Affiliates. These services shall be made available in those markets in which the products are being sold and marketed to end-users.

9. Future Financing

9.1 The Company shall warrant to Commodore that, during the term of the Trade License Agreement, the Company shall be able to make use of an appropriate and sufficient credit line facility in order to properly finance its business activities ('Credit Line Facilities').

9.2 The Company furthermore intends to raise additional equity up to an amount of twenty million (20,000,000) U.S. dollars to secure the Credit Line Facilities and facilitate the estimated growth of the Business.

Note: [ # ] means "Confidential Terms"

10. Dividend Policy

10.1 In order to strengthen its net equity, the Company shall not pay any dividends or profits to its shareholders relating to the initial and second financial years.

10.2 During the subsequent financial years the Company shall distribute its net results by means of paying (pro rata) dividends to its shareholders on an annual basis. However, the payments of dividends, if any, shall be limited to an amount to be calculated in such a manner that the net equity of the Company (after an adjustment for the dividend payments) shall be at least twenty per cent (20%) of total assets as per the consolidated financial statements of the Company as at the date of the end of the related financial year.

11. Inspection of Accounting Records and Books

The Company shall keep true and correct accounting records and books with regard to all of its operations. Such records and books, together with the audited accounts of the Company, shall be kept ready for inspection by any of the Shareholders or by their authorized representatives during normal office hours.

12. Trade License Agreement

The Company and Commodore shall enter into the Trademark License Agreement as attached hereto as Schedule A immediately upon the execution of this Agreement

13. Non Competition

13.1 Except with the unanimous consent in writing of the other Shareholder, no Shareholder shall, while it is a shareholder in the Company:

(a) in Hong Kong directly or indirectly whether as principal, agent, employee, director of a company, or otherwise or by means of any corporate or other device engage in any business similar to the business being carried on by the Company;

(b) directly or indirectly use or disclose to any person, except to duly authorized officers and employees of the Company entitled thereto, any trade secret, business data, or other information acquired by it by reason of its involvement and association with the Company.

13.2 Each of the Shareholders acknowledges that by reason of its unique knowledge of and association with the business of the Company, the scope of the covenants in Clause 13.1 is reasonable and commensurate with the protection of the legitimate interests of the Company.

13.3 It is understood and agreed that the covenants contained in Clause 13.1 (b) shall subsist even if the rest of this Agreement shall be terminated for any reason whatsoever and is severable for that purpose.

13.4 Each of the Shareholders acknowledge and agree that they shall not have, whether directly or indirectly, an interest in the capital stock of any subsidiary of the Company.

14. Responsibility for Nominees

The breach of any of the terms of this Agreement by the nominee or appointee of any of the parties shall be deemed to be a breach of this Agreement by that party.

15. Confidentiality

Each Shareholders shall, at all times, maintain strict confidence and secrecy in respect of all information of a proprietary nature received by it directly or indirectly during the negotiations for and the preparation of this Agreement and/or as a result of its being a Shareholder and each Shareholder shall use all reasonable endeavors, all times, to procure that its respective officers, and also that the Company and its subsidiaries and associated companies (if any) shall maintain strict confidence and secrecy in respect of such information. This Clause shall continue in full force and effect with respect to each Shareholder notwithstanding that it may cease to hold shares in the Company or otherwise cease to be bound by the terms of this Agreement.

16. Entire Agreement

This Agreement records all the terms and conditions agreed between the parties as to the subject matter of this Agreement and supersedes in all respects, all previous letters of intention, correspondence, undertakings, agreements and arrangements (if any) between the parties with respect to the same subject matter, whether written or oral.

17. Prevalence of this Agreement

In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's By-Laws of Articles of Incorporation, the terms of this Agreement shall prevail as between the parties hereto.

18. No Partnership

Nothing in this Agreement shall continue or be deemed to constitute a partnership between the parties hereto or constitute to except as expressly provided herein deemed to constitute any party as agent of any of the others for any purpose whatsoever and except is expressly provided for herein no party shall have authority or power to bind the others or to contract in the name or create a liability against the others in any way for any purpose. Any provision of this Agreement requiring the consent of the Shareholders shall require the consent of all of the Shareholders.

19. Termination

This Agreement shall continue in full force and effect until any of the following shall occur one Shareholder becomes the beneficial owner of all the Shares in issue and outstanding for the time being; or

this Agreement is terminated by mutual agreement of the Shareholders upon such terms and conditions as they may unanimously agree.

The termination of this Agreement howsoever arising shall not affect such of its provisions as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to any party in respect of any breach of the Agreement by any other party.

20. Notices

Any notice to be given hereunder by any party to any other shall be in writing and signed by or by a duly authorised representative of the party giving such notice and shall be addressed to the other at the address set out in this Agreement under the first page of the Agreement or at such other address as may from time to time be notified in writing to the other party for such purposes and shall be delivered by hand or sent by telefax or first class post. Service shall be deemed to be effected in the case of a notice delivered by hand, upon delivery, and in the case of a notice sent by post shall be deemed to be served five (5) days after posting or upon actual receipt if earlier.

21. Assignment

This Agreement and the rights and obligations hereunder are personal to the parties hereto, shall ensure for and be binding on their respective successors and shall not be assigned by any of the parties to any third party.

22. Amendments

This Agreement shall not be amended, supplemented or modified except in writing signed by all the parties.

23. Counterparts

This Agreement may be executed in any number of counterparts and by the Shareholders on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same Agreement.

24. Non Waiver

Any failure of any party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

25. Costs and Expenses

Each of the Shareholders shall bear its own costs of the negotiation, preparation and execution of this Agreement. The Company shall bear the expenses of its incorporation and its subsidiaries (if any) and all disbursements incurred in connection therewith (including without limitation, the capital duty payable in its share capital).

26. Severability

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby. (OK)

27. Process Agent

27.1 Commodore hereby irrevocably appoints the Company at its Hong Kong registered address from time to time as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Commodore for this purpose, Commodore shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Commodore for the purposes of this Clause. Commodore agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Commodore.

27.2 Asiarim hereby irrevocably appoints the Company at its Hong Kong registered address from time to time as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of Asiarim for this purpose, Asiarim shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of Asiarim for the purposes of this Clause. Asiarim agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to Asiarim.

28. Governing Law and Jurisdiction

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of the Hong Kong Special Administrative Region (China) and the parties submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first above written.
SIGNED by		)
	director	)
For and on behalf of		)
CIC Europe Holding B.V.		)	/s/ Ben van Wijhe
)
in the presence of:-)

SIGNED by		)
	director	)
For and on behalf of		)	/s/ HO Te Hwai
Asiarim Corporation		)

in the presence of:-)
)

SIGNED by		)
	director	)
For and behalf of		)	/s/ HO Te Hwai
Commodore Asia Holdings Limited		)

in the presence of:-)
)

SCHEDULE A TRADEMARK LICENSE AGREEMENT

Exhibit 10.2
TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT is made and entered into with effect from the date as mentioned on the signature page hereof by and between:

Commodore Consumer Electronics, a trading name of the limited liability company CIC Europe Holding B.V. registered with the chamber of commerce in The Netherlands under 24387249 and having its principle place of business in (7573 PA) Oldenzaal at Haerstraat 125, The Netherlands;

hereinafter referred to as "Commodore"

and

Commodore Asia Holdings Limited, a company incorporated under the laws of the Hong Kong Special Administrative Region, China and having its principle place of business in Hong Kong at Suite 1601, 16/F, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong;

hereinafter referred to as "Licensee"

RECITALS

WHEREAS, Commodore International B.V. ("Owner"), a limited liability company registered with the chamber of commerce in The Netherlands under 12088897 and holder of all intellectual properties relating to the trademark "Commodore", has granted an exclusive license to Commodore to make use of the trademark "Commodore" in combination with the words "Consumer Electronics" for the development, manufacturing and distribution of specific products and services to be marketed and sold in specific regions in accordance with specific terms and conditions;

WHEREAS, Licensee is engaged in the business of the sourcing and development of various consumer electronics products;

WHEREAS, Licensee is interested to be granted by Commodore a sub-license with respect to the trademark "Commodore" in accordance with the terms and conditions of this agreement.

The parties hereto (hereinafter referred to as "Parties") agree to the following:

1. DEFINITIONS.

1.1. Contract Year means each period of twelve months, the first period beginning with the first day of the Term.

1.2. Distribute or Distribution means Licensee having Licensed Articles available in distribution channels in the Licensed Territory for purchase by consumers in sufficient retail locations at Commodore's sole dis-cretion.

1.3. Distributor means a purchaser from Licensee authorized to purchase Licensed Articles from Licensee for resale to an entity other than the end-user or a retailer, and which is authorized to advertise, market, and/or promote the Licensed Articles to the trade or the consumer.

1.4. Licensed Articles mean each of the articles of merchandise or products, and their packaging or component parts, bearing the Property as set forth in EXHIBIT B.

1.5. Licensed Territory means the country, countries or region set forth in EXHIBIT C.

1.6. Manufacturer means a person or entity appointed by Licensee and approved by Commodore to manufacture Licensed Articles, and/or any other materials bearing the Property.

1.7. Net Sales means gross invoice price invoiced to Distributors or customers less actual and customary returns and separately listed applicable taxes and less other discounts and allowances. No other deduction or recoup-ment shall be allowed of any kind, including, without limitation and by way of example: cash discounts; early payment discounts; year-end rebates; costs incurred, including in manufacturing, selling, distributing, advertising, shipping and handling; uncollectible accounts; commissions; or any other amounts. Furthermore, such deductions or recoupment shall not be netted against the sales price to arrive at the gross invoice price or any reduced gross invoice price. A sale shall be deemed to have occurred when a Licensed Article is shipped, billed out, paid for, whatever is first, to a third Distributor or customer.

1.8. Property means the names, symbols, designs, logos, artwork, copyrights, trade dress and trademarks as set forth in EXHIBIT A.

1.9. Seconds mean merchantable Licensed Articles not suitable for sale at list price because they contain minor production or material flaws not affecting proper usage of the Property or the Licensed Article.

1.10. Term means the period of time set forth in EXHIBIT D with respect to the license granted by this agreement, unless sooner terminated in accordance with the provisions hereof.

1.11. Royalty Rate means the percentage of Net Sales to be paid by Licensee to Commodore, as set forth in EXHIBIT E.

2. GRANT OF LICENSE.

LICENSE. Commodore hereby grants to Licensee an exclusive license (and Licensee hereby accepts such license from Commodore) to make use of the Property in the Licensed Territory solely upon or in connection with the sale of Licensed Articles during the Term pursuant to the terms and conditions of this agreement (the "License").

SUB-LICENSE. Licensee shall have the right to grant non-exclusive sub-licenses of the License to one or more Distributors (the "Sub-License"). A Sub-License can only be granted by Licensee to another party by means of a written instrument and subject to the prior written approval of Commodore. As such, in all circumstances Licensee shall be obliged to provide to Commodore the final draft of any agreement relating to any Sub-License.

MINIMUM NET SALES. Licensee shall maintain minimum sales of Licensed Articles in each Contract Year as set forth in EXHIBIT D.

ALL OTHER RIGHTS. Commodore explicitly reserves and retains all rights not expressly granted to Licensee herein.

3. ROYALTIES, REPORTS AND PAYMENTS.

3.1. INITIAL BASIC RIGHTS. Licensee shall pay to Commodore a non-refundable amount set forth in EXHIBIT E for the use of the License during the Term of this agreement (the "Initial Basic Rights"). The amount of the Initial Basic Rights is fully earned and due upon execution of this agreement.

3.2. ROYALTY PAYMENTS. Licensee shall pay to Commodore an amount equal to the Royalty Rate of all Net Sales of Licensed Articles made during the Term of this agreement (the "Royalty Payments").

3.3. MINIMUM ROYALTIES. Additionally, Licensee agrees to pay Commodore the difference between (i) the minimum guaranteed Royalty Payments set forth in EXHIBIT E (the "Minimum Royalties") and (ii) the running Royalty Payments relating to the course of business of each Contract Year. The positive difference, if any, shall be due within thirty (30) days from the end of each Contract Year. Minimum Royalties are obligations of Licensee to Commodore and are fully earned by Commodore upon execution of this agreement.

3.4. ROYALTY REPORT FORM. Any and all royalty reports shall be in the form of SCHEDULE 1 or a substantially similar alternative form approved in writing by Commodore (the "Royalty Report"). Licensee agrees that Commodore shall have the right, in its sole discretion, upon thirty (30) days advance written notice to Licensee, to change the format of the Royalty Report.

3.5. REPORTS AND PAYMENTS. Within thirty (30) days from the end of each calendar quarter, Licensee shall furnish Royalty Reports and shall immediately make corresponding Royalty Payments to Commodore pursuant to Section 3. of this agreement. All Royalty Reports shall be sent to Commodore at the address as set forth at page 1 of this agreement. All Royalty Reports shall be signed by an authorized officer of Licensee and certified as accurate, and shall be sent to Commodore by express delivery and facsimile on or before the due date. Royalty Reports shall be furnished to Commodore whether or not any Licensed Articles have been sold and whether or not Royalty Payments are due and payable for the calendar quarter.

3.6. METHOD OF PAYMENT. The Initial Basic Rights, all Royalty Payments, Minimum Royalties, all other payments and any applicable interest hereunder shall be payable to Commodore utilizing electronic bank transfer to:

Beneficiary: (TO BE ACKNOWLEDGED BY COMMODORE)

IBAN:

BIC

Wire transfer fees as well as other bank fees related to any payments required to be made by Licensee under this agreement shall be the sole expense of Licensee, so that Commodore shall receive the full amount of all payments without any reduction.

3.7. INTEREST DUE ON ALL PAST DUE AMOUNTS. Any past due amount by Licensee whether due pursuant to this Section 3. or any other Section in this agreement shall bear interest at the highest rate by law, which is applicable from the due date until the date of payment.

3.8. MONETARY CONVERSION AND MISCELLANEOUS PROVISIONS. Any and all payments required hereunder shall be made in euro ("EUR"), except thirty (30) days after notice by Commodore to Licensee to change the currency of payments. If any currency conversions are required under this Agreement, Licensee agrees that all currency conversions shall be made by utilizing the exchange rate (middle rate) in effect on the due date for any such payment as reported in The Wall Street Journal. The cost of conversion of all local currencies into EUR shall be the sole expense of Licensee. Any cost of conversion built into a bank's exchange rate must be accounted for with a corresponding increase in the amount being converted so that all the costs of conversion of all currencies, as well as wire transfers or other bank fees, shall be the sole expense of Licensee, so that Commodore shall receive the full amount of payments without reduction.

3.9. BUSINESS PLAN. Within thirty (30) days of the date of Licensee's execution of this Agreement, and within thirty (30) days prior to the start of each Contract Year, Licensee shall provide to Commodore a written business plan, including sales projections, in the form of SCHEDULE 2, or a substantially similar alternative format approved by Commodore, detailing information relating to Licensee's plans (as related to the subject matter of this Agreement) for the following Contract Year, including, but not limited to, Licensee's product development plans, advertising, merchandising and promotional activities, good faith estimated Net Sales for the following Contract Year, and a breakdown of such estimated Net Sales by accounts. Licensee agrees that Commodore shall have the right, in its sole discretion, upon thirty (30) days advance written notice to Licensee, to change the business report form. In the event Licensee materially deviates from such business plan, Licensee shall promptly provide Commodore with written notice thereof and shall, within thirty (30) days after sending such notice, provide Commodore with a revised business plan. In addition, within ten (10) days after the end of each calendar quarter, Licensee shall also provide Commodore with a written good faith estimate of updated revenue projections for the next calendar quarter consistent with the then-current orders for Licensed Articles.

3.10. DISTRIBUTION AND MARKETING OF LICENSED ARTICLES. Licensee recognizes that the Property has a reputation for high quality products, and that the distribution, sale and marketing of Licensed Articles might affect the reputation of the Property. Licensee shall not sell or market Licensed Articles outside the Licensed Territory or sell to others with knowledge that they intend to ship, distribute or sell Licensed Articles outside the Licensed Territory, without the prior written approval of Commodore.

3.11. LICENSEE EXPENSES. Except as otherwise expressly provided herein, all acts, duties, obligations and responsibilities of Licensee under this Agreement shall be at Licensee's sole cost and expense. No costs of any kind, paid or incurred, directly or indirectly, by Licensee or any person or entity associated with Licensee, any amounts reimbursed by Licensee to Commodore, or any other activities of Licensee hereunder, shall be recouped, deducted or otherwise charged to Commodore or against any amounts owed to Commodore under this agreement.

4. RECORDS, AUDIT AND AUDITOR'S CERTIFICATION.

4.1. RECORDS. During the Term of this agreement and for at least three (3) years thereafter, Licensee shall keep in its possession or under its control accurate records covering all transactions relating to this agreement. Records shall include, but not be limited to, invoices, correspondence, financial information, inventory records, manufacturing, quality control and approvals. Licensee shall consistently use a separate symbol or number to identify all Licensed Articles.

4.2. AUDIT. Commodore shall have the right to conduct an audit and make copies of all records listed in Section 4.1. above, and to make a physical inventory count of Licensed Articles in production and/or storage. If the audit reveals an underpayment of the Royalty Payments, Licensee agrees to immediately pay Commodore any past due Royalty Payments plus applicable interest. If the audit reveals a royalty underpayment of three percent, Licensee agrees to reimburse Commodore for all its out-of-pocket costs and expenses of the audit for (a) the audited period (in addition to the past due Royalty Payments plus applicable interest); and (b) a follow-up audit to be conducted at a time of Commodore's choosing within twenty four (24) months of the conclusion of the original audit. Commodore shall invoice Licensee for such audit expenses and Licensee shall pay such invoice within thirty (30) days.

Audits may be performed by Commodore's own employees and/or its designated independent auditor, all of whom shall hold Licensee's audit information in confidence, pursuant to Section 10, below. Audit infor-mation shall only be used for purposes of this agreement, unless used to judicially enforce obligations of Licensee.

The exercise by Commodore, in whole or in part, or at any time or times, of the right to inspect or audit records and accounts or of any other right herein granted, or the acceptance by Commodore of any Royalty Report, or the receipt or deposit by Commodore of any Royalty Payment from Licensee, shall be without prejudice to any other rights or remedies of Commodore and shall not stop or prevent Commodore from thereafter disputing the accuracy of any such Royalty Report.

5. QUALITY CONTROL.

5.1. LICENSEE COMPLIANCE WITH APPLICABLE LAW. All Licensed Articles shall be manufactured, sold, labelled, packaged, distributed and advertised in accordance with all applicable laws, regulations and import and export controls in each applicable country within the Licensed Terri-tory in which Licensee sells the Licensed Articles.

5.2. SECONDS AND DISPOSAL. If, during the manufacture of the Licensed Articles, any Seconds are produced, Licensee shall destroy such Seconds unless Commodore, in its sole discretion, provides Licensee with express written instructions to otherwise dispose of such Seconds. All products, packaging, labelling, point of sale, sales materials and advertising bearing trademarks, artwork and/or designs of Commodore produced by or on behalf of Licensee which are not suitable for use or sale pursuant to this agreement shall be promptly destroyed.

5.3. HIGH QUALITY OF LICENSED ARTICLES. All Licensed Articles and all packaging and promotional materials shall be of highest quality (which quality shall be at least the same as the highest quality for similar goods within Licensee's industry) consistent with the standing of the Property and all Licensed Articles shall be free of defects in design, materials and workmanship. Licensee may not use the Property in any manner which would disparage or tarnish or dilute the distinctive quality of the Property or the reputation and goodwill embodied in the Property or which would reflect adversely on the Property or Commodore, or any of Commodore's products or services. Whether this standard is met shall be in Commodore's sole and exclusive discretion. Licensee shall not use the Property in any way that is not authorized and approved in advance by Commodore as set forth in this agreement.

6. LICENSED ARTICLE MARKINGS.

LABELLING REQUIREMENTS. Licensee shall use and display the Property only in such form and such manner as is specifically approved by Commodore. Licensee shall cause to appear on all Licensed Articles produced hereunder and on their tags, packaging, advertising and promotional materials such legends, markings and notices as Commodore may request, which, unless otherwise instructed by Commodore, shall be as set forth in EXHIBIT A hereto.

7. INTELLECTUAL PROPERTY PROTECTION.

7.1. OWNERSHIP OF INTELLECTUAL PROPERTY. Ownership of all Property shall be in the name of the Owner and owned solely by the Owner.

7.2. PROTECTION. Licensee acknowledges the ownership, validity, unique and widespread celebrity, great value and goodwill of the Property and acknowledges that all rights therein (including trademark and copyright) and goodwill attached thereto belong exclusively to the Owner, that the Property has secondary meanings in the minds of the public and that all use of the Property will inure to the benefit of the Owner or Commodore. Use of the Property by Licensee under the terms of this agreement or as otherwise authorized by Commodore shall in no event create any interest in the Property for the benefit of Licensee. Licensee shall not, during the Term of this agreement or thereafter, attack or put in issue the title or any rights of the Owner or Commodore in and to the Property, and Commodore's artwork and designs.

Licensee covenants that, notwithstanding any other provision of this agreement, it will never take any action which it knows or has reason to know would threaten to injure the image or reputation of the Owner or Commodore, the Property or any of Commodore's or the Owner's copyrights, trade dress, trademarks or products.

7.3. REGISTRATIONS. Licensee shall assist Commodore or the Owner at Commodore's or the Owner's expense, to the extent necessary in Commodore's opinion, in procuring, protecting and defending any of the Owner's or Commodore's rights in the Property, in the filing and prosecution of any trademark application, copyright application or other applications for the Property, the recording or cancelling of the recording of this agreement, and the publication of any notices or the doing of any other act or acts with respect to the Property, including the prevention of the use thereof by an unauthorized person, firm or corporation, that in the judgment of Commodore may be necessary or desirable. For these purposes, Licensee shall supply to Commodore, free of cost to Commodore or the Owner, such samples, containers, labels and similar materials as may reasonably be required in connection with any such actions. Licensee shall not file any trademark applications for the Property or for any marks that the Owner or Commodore deems confusingly similar to the Property.

7.4. USE OF PROPERTY. Licensee shall not use the Property in its company name. However, during the Term, Licensee shall be entitled to use the Property in connection with the words "Consumer Electronics" and the Licensed Territory as its trading name (e.g. Commodore Consumer Electronics Asia) and in any business sign, business cards, stationery, packaging, user manual or forms. Licensee shall not represent that in any way it has any right, title or interest in or to any of the Property or in any registration of the Property other than as a licensee.

7.5. NOTICE OF INFRINGEMENT. Licensee shall notify Commodore promptly in writing of any alleged infringements or imitations by others of the Property which come to Licensee's attention. Commodore shall have the sole right to determine what, if any, actions shall be taken on account of any such infringements or imitations. If Commodore so desires, it may prosecute any claims or suits in its own name or require Licensee to join as a party thereto, all at Commodore's or the Owner's expense, and Licensee shall cooperate fully in any such claim or suit.

Licensee shall not institute any suit or take any action on account of any such infringements or imitations. Licensee shall not have any rights against the Owner or Commodore for damages or other remedy by reason of Commodore's or the Owner's decision not to prosecute any alleged infringements or imitations by others of the Property or Commodore's or the Owner's artwork and designs. Licensee assumes the risk that there may be counterfeit and/or infringing articles of manufacture.

7.6. DAMAGES FOR UNAUTHORIZED USE. Licensee acknowledges that the Property possess special, unique, and extraordinary characteristics, which make difficult the assessment of monetary damages that Commodore or the Owner would sustain by Licensee's unauthorized use. Licensee recognizes that Commodore would suffer irreparable injury by such unauthorized use and agrees that injunctive and other equitable relief are appropriate in the event of a breach of this agreement by Licensee. Such remedy shall not be exclusive of any other remedies available to Commodore or the Owner, nor shall it be deemed an election of remedies by Commodore or the Owner.

8. WARRANTIES AND INDEMNIFICATION.

8.1. WARRANTIES. Licensee hereby warrants and represents to Commodore that:

8.1.1. All Licensed Articles, packaging, labelling, advertising and sales materials are and will be free from defects, merchantable, fit for their intended use, materially conform to samples which received final approval, comply with all legally applicable treaties, laws, regulations, standards and guidelines including, but not limited to, health, product safety and labelling, and that Licensee has obtained the necessary approvals and certification(s) for all of the Licensed Articles throughout the Licensed Territory.

8.1.2. All Licensed Articles shall be manufactured, labelled, packaged, sold, advertised and warranted in accordance with all applicable laws, rules and regulations.

8.1.3. Licensee shall maintain a technical file for each product that is a Licensed Article.

8.2. INDEMNIFICATION BY LICENSEE. Licensee agrees to defend, indemnify and hold harmless the Owner, Commodore, its officers, directors, employees and agents (collectively, "Indemnified Parties") from any act or omission of Licensee, its officers, directors, employees and agents, which liability arises out of any lawsuit, legal proceeding, action, claim or demand (collectively, "Claim") based upon:

8.2.1. Any alleged defect in the Licensed Articles or the use or condition thereof;

8.2.2. Any alleged violation, infringement, unauthorized use or misappropriation of any intellectual property of any third parties arising under or in conjunction with the manufacture, sale and/or use of any Licensed Articles;

8.2.3. Any breach or violation of any warranty, representation, term or condition of this agreement by Licensee, any Manufacturer or any Distributor; or

8.2.4. Any breach or violation of any law or regulation by Licensee, any Manufacturer or any Distributor.

This indemnification shall include all damages, interest payments, reasonable attorney's fees, costs and expenses which may be levied against or incurred by Indemnified Parties, including costs of collection of all amounts owed to Commodore by Licensee and costs of all actions by Commodore against Licensee to enforce Licensee's compliance with this agreement.

This obligation to indemnify and hold harmless Indemnified Parties shall not apply to any Claim which is solely due to the negligence or wrongful acts of the Indemnified Parties.

Licensee shall undertake and conduct the defense and/or settlement of each Claim with counsel of Licensee's choice, which counsel must be reasonably acceptable to Commodore. Licensee shall not settle any Claim in respect of which indemnity may be sought hereunder, whether or not any Indemnified Party is an actual or potential party to such Claim, without Commodore's prior written consent, which shall not be unreasonably withheld or delayed; it being expected that such consent would not be withheld with respect to any proposed settlement (i) in which all plaintiffs or claimants affirmatively and unconditionally absolve and release each Indemnified Party from any responsibility or liability with respect thereto and the subject matter thereof, (ii) which does not impose any actual or potential liability upon any Indemnified Party and (iii) which does not contain or imply a factual admission by or with respect to any Indemnified Party or any adverse statement or implication with respect to the character, professionalism, due care, loyalty, expertise, or reputation or any Indemnified Party or any action or inaction by any Indemnified Party.

Compliance by Licensee with the insurance provisions of this agreement shall not relieve Licensee from liability under this indemnification provision.

Notwithstanding anything to the contrary contained in this agreement, Commodore makes no representation, warranty and has no indemnification obligations or responsibilities to Licensee with respect to the use of the Property within the Licensed Territory and any such representation, warranty and/or indemnification obligation is expressly disclaimed.

8.3. COOPERATION. Each of the Indemnified Parties shall cooperate fully with the indemnifying party in the defense of any Claims covered under this Section 8. at the indemnifying party's sole cost and expense. Each party claiming a right of indemnification shall give notice to the other party within fifteen (15) business days after learning of such claim, demand or cause of action, but failure to do so in such time period shall only relieve the indemnifying party of its obligations to indemnify to the extent such delay actually prejudices the indemnifying party.

9. INSURANCE.

Upon execution of this agreement, Licensee shall have and maintain at its sole cost and expense throughout the Term of this agreement and for three (3) years thereafter, standard liability insurance from a recognized insurance company acceptable to Commodore. This insurance coverage shall provide general commercial liability insurance for each occurrence, bodily injury, property damage, intellectual property liability, personal injury, product liability, contractual liability, advertising injury liability and infringement claims related to trademark, trade dress, patent and copyright, and unfair competition claims and other insurance. The amount of coverage shall be at least an amount of EUR 10,000,000.-- per event.

Such insurance coverage shall name Commodore as additional insured parties against any and all claims, demands, causes of action, or damages, including reasonable attorney's fees.

The stipulated limits of coverage above shall not be construed as a limitation of any potential liability of Licensee to Commodore or third parties, and failure to request evidence of this insurance shall in no way be construed as a waiver of Licensee's obligation to provide the insurance coverage specified.

Such insurance policy shall provide that it may not be cancelled or amended in a manner which restricts the existing coverage without at least thirty (30) days prior written notice to Commodore.

Within thirty (30) days after this agreement is fully executed, (and thereafter at least thirty (30) days prior to the expiration of insurance coverage), Licensee shall furnish to Commodore a Certificate of Insurance evidencing the foregoing coverage and specifically listing Commodore as additional insured parties.

10. CONFIDENTIALITY.

During the Term of this agreement and for a period of three (3) years after this agreement expires or is terminated for any reason, neither party, without prior written permission from the other party, shall disclose, reveal, divulge, use or by whatever means make available, except as required to perform its obligations pursuant to this agreement, the terms and conditions of this agreement and information of the other party which was (a) denominated or marked as "confidential" at the time of disclosure; or (b) confirmed in writing as "confidential" within thirty (30) days from an oral disclosure obtained from the other party. Each party hereto may disclose confidential information from the other party to its affiliates subject to all the terms and conditions of this Section 10.

The obligations of confidentiality shall not apply to information which:

Is, or subsequently becomes, available to the public through no fault of the receiving party;

The receiving party can show was previously known to it at the time of disclosure;

Is subsequently obtained from a third party who has obtained the information through no fault of the receiving party;

Is independently developed as evidenced by the written records of the receiving party;

Is disclosed to a third party by the disclosing party without a corresponding obligation of confidence;

Is required to be disclosed by the receiving party pursuant to a requirement, order or directive of a government agency or by operation of law subject to prior consultation with the disclosing party's legal counsel; or

Is disclosed by Commodore as part of litigation by Commodore to enforce its rights under this agreement.

11. ASSIGNMENTS, MANUFACTURERS AND DISTRIBUTORS.

11.1. NO RIGHT TO ASSIGN. This agreement and all rights and duties herein are personal to Licensee and are not assignable, in whole or in part, by Licensee without Commodore's prior written consent. Licensee's rights and duties hereunder may not be mortgaged or otherwise encumbered. Except as provided herein, any grant or attempted grant by Licensee of any assignment of part or all of this Agreement, is prohibited, whether it is voluntary or involuntary, by merger, consolidation, dissolution, operation of law, sublicense, subcontract, or any other act of Licensee which in any way attempts to encumber or transfer, or, in fact, encumbers or transfers any of Licensee's rights and obligations hereunder. Licensee may not delegate any performance under this agreement. Any purported assignment of rights or delegation of performance in violation of this Section 11.1. is void and of no effect. Any assignment or other change approved by Commodore will make this agreement fully binding upon and enforceable against any successors or assigns.

11.2. MANUFACTURERS AND DISTRIBUTORS. Notwithstanding Section 11.1., Licensee shall have the right to subcontract the manufacture of Licensed Articles to Manufacturers and the distribution of Licensed Articles to Distributors so long as (a) Licensee has given prior written notice of such proposed subcontract arrangement to Commodore, including the name, address and such other information concerning the proposed Manufacturers and/or Distributors as may be requested by Commodore; (b) Commodore has given Licensee its prior written approval of each proposed Manufacturer and/or Distributor; (c) each such Manufacturer and Distributor shall be otherwise subject to the quality control procedures set forth herein; (d) the Licensed Articles and/or any elements of any Licensed Articles made by such Manufacturer meet the quality standards set forth in this agreement. Each such Manufacturer and/or Distributor agrees to be bound by all of the terms and conditions of this agreement, and Licensee agrees to guarantee all such Manufacturer's and/or Distributor's full performance of this agreement.

11.3. TERMINATION OF MANUFACTURERS AND DISTRIBUTORS. Commodore shall have the right, upon written notice to Licensee, to: (a) terminate the right of Licensee to manufacture Licensed Articles through any Manufacturer, at Commodore's sole discretion, at any time it determines that such Manufacturer has infringed, pirated, or otherwise improperly used any of the trademarks, patents, copyrights or other intellectual property rights of Commodore; and (b) terminate the right of Licensee to distribute Licensed Articles through any Distributor, at Commodore's sole discretion, at any time it determines that such Distributor (i) has directly or indirectly sold or contributed to the sale of Licensed Articles to a party that Licensee knew or should have known would resell the Licensed Articles outside the Licensed Territory, (ii) has directly sold Licensed Articles to a party outside the Licensed Territory, or (iii) has committed or contributed to any breach of any obligation under this agreement. Licensee shall have ten (10) business days following receipt of such notice from Commodore to verify in writing to Commodore that it has ceased manufacturing Licensed Articles through such Manufacturer, or distributing Licensed Articles through such Distributor, as applicable.

12. TERMINATION, REMEDIES AND SELL-OFF.

12.1. TERMINATION FOR CONVENIENCE. Commodore may terminate this agreement at any time after the fifth (5th) anniversary of the effective date hereof, for any reason or no reason at all, including but not limited to Commodore's sole convenience by giving six (6) months written notice to Licensee, unless the Parties mutually agree on a subsequent term.

12.2. TERMINATION FOR CAUSE. Without prejudice to any other rights, Commodore may terminate this agreement immediately, subject only to the explicit cure periods set forth herein, upon written notice to Licensee at any time:

12.2.1. If Licensee shall fail to make any payment due hereunder or to deliver any of the statements herein referred to, and if such default shall continue for a period of thirty (30) days after written notice of such default is sent by Commodore via courier, certified or registered mail to Licensee.

12.2.2. If Licensee shall discontinue its business, files or has filed against it a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition is not dismissed within ninety (90) days after the filing date), makes an assignment for the benefit of its creditors or is adjudicated bankrupt, a receiver, trustee, liquidator or sequestrator of all or substantially all of Licensee's property is appointed, or any secured creditor of Licensee exercises or purports to exercise any right or remedy as a secured creditor with respect to any collateral consisting, in whole or in part, of any of the Licensed Articles or any of the results, products or proceeds thereof or otherwise that would hinder, impair, prevent or delay Licensee's ability to timely and properly pay, perform and discharge all of its obligations and liabilities to Commodore hereunder. In any such instance, all rights of Licensee hereunder shall automatically terminate forthwith without notice. This Section shall be applicable if Licensee or its directors, officers, shareholders, partners, managers or other persons or entities having the right to do so shall take any action in contemplation of bankruptcy, reorganization, dissolution or liquidation of Licensee or any other action referred to hereinabove. Notwithstanding any other term or provision of this Agreement, Licensee shall have no right to cure any of the foregoing defaults. In the event this license is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with the Property or any of the Licensed Articles or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instructions of Commodore, in writing, which they shall be obligated to follow.

12.2.3. Notwithstanding anything to the contrary set forth herein, if Licensee does not maintain Minimum Net Sales of Licensed Products in any Contract Year, Commodore shall have the right to terminate this agreement by written notice delivered to Licensee within ninety (90) days after the end of the anniversary of the Contract Year in which Licensee failed to maintain the agreed Minimum Net Sales.

12.2.4. If for any six (6) month period Licensee does not diligently and commercially distribute and sell all categories of Licensed Articles throughout each country in the Licensed Territory.

12.2.5. If Commodore or Licensee is ordered to withdraw, disconti-nue, remove or recall any Licensed Article from a distribution channel by a government or governmental agency, regulatory body, court or the like.

12.2.6. If during any twelve (12) month period, Commodore gives two (2) or more termination notices to Licensee pursuant to this Section regardless of cure by Licensee.

12.2.7. If Licensee does not provide customer service with respect to the Licensed Articles at the standard required under Section 13.5 and such failure is not corrected within ten (10) business days after notice by Commodore.

12.2.8. If Licensee fails to obtain or maintain product liability insurance in the amount and/or the type provided for under Section 9.

12.2.9. If Licensee uses the Property in an unauthorized manner, asserts rights in the Property without Commodore's prior written consent, or if Licensee fails to obtain Commodore's approval or exceeds Commodore's approval, or ignores Commodore's disapproval for any items created hereunder and promotes, markets, advertises, publicly uses, distributes and/or sells such items.

12.2.10. If any audit conducted pursuant to this agreement reveals an underpayment of Royalty Payments equal to three percent (3%) or more, or two or more of such audits reveal an underpayment of Royalty Payments equal to two percent (2%) or more.

12.2.11. If Licensee shall fail to perform any other material term or condition of this agreement or otherwise materially breaches any provision herein and does not cure such failure within twenty (20) business days after written notice by Commodore.

12.2.12. If Licensee breaches any warranty set forth under Section 8.

12.2.13. If Licensee fails to provide Commodore with a Technical File within five (5) business days of Commodore's request and does not cure such failure within five (5) business days after written notice by Commodore.

12.2.14. If Licensee or its Manufacturer ships Licensed Articles in violation of Section 5.2.

Termination of the License under the provisions of this Section 12.2. shall be without prejudice to any rights that Commodore may otherwise have against Licensee. Upon the termination of the License granted herein, notwithstanding anything to the contrary herein, all Royalty Payments on sales theretofore made shall become immediately due and payable, no Minimum Royalties shall be recoupable, and balances owing on all Minimum Royalties for the Term shall be immediately due and payable. Furthermore, following any termination of this agreement, Commodore shall have no duty to mitigate any damages with respect to any amounts due hereunder by seeking other licensees; reducing or eliminating assets, costs (direct or indirect), or other resources; or taking any other action; and amounts due to Commodore hereunder shall not be subject to reduction for any compensation received by Commodore from any third party in any capacity. Notwithstanding any termination or expiration of this agreement, Commodore shall have and hereby reserves all rights and remedies which it has or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Property or the Licensed Articles.

12.3. REMEDIES. If, in the absence of Commodore's explicit prior written consent, Licensee invoices, ships or sells Licensed Articles: (a) prior to execution of this agreement by Commodore; (b) in violation of Section 3.10.; or (c) in violation of Sections 5.1. or 5.2.; then, such invoicing, shipment or sale shall be deemed a material breach of this Agreement. In addition to Commodore's other remedies, Commodore may require Licensee by written notice to pay, as liquidated damages and not as a penalty, an amount equal to ten percent (10%) of Net Sales for all Licensed Articles invoiced, shipped, or sold in violation of this Section 12.3., in addition to all Royalty Payments otherwise due on such Licensed Articles. Such liquidated damages shall be due fifteen (15) days after notice by Commodore. The parties agree that the foregoing liquidated damages are reasonable in light of the anticipated or actual harm caused by a breach of this Section, the difficulties of proof of loss and the inconvenience or non-feasibility of otherwise obtaining an adequate remedy. Nothing herein shall preclude Commodore from enforcing the provisions of this Section 12.3. by pursuing any action or other remedy, all of which shall be cumulative.

12.4. POST TERMINATION RIGHTS OF LICENSEE. In the event this agreement is terminated pursuant to this Section 12., Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with any of the Licensed Articles or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instructions of Commodore in writing, which they shall be obligated to follow.

12.5. SELL-OFF PERIOD. After expiration or termination of the License under this Agreement, Licensee shall have no further right to manufacture, advertise, distribute, sell, or otherwise deal in any Licensed Articles which utilize the Property, except as hereinafter provided.

12.5.1. Licensee shall prepare a fully written inventory list and submit same to Commodore within ten (10) days of the expiration or termination of the License under this agreement. Such list will include orders on hand, work in process, as well as finished Licensed Articles.

12.5.2. Commodore shall have twenty (20) days thereafter to decide whether to purchase any or all inventory at the lower of cost or fair market value. If Commodore exercises such right of purchase, Licensee shall deliver the inventory referred to in Commodore's notice within ten (10) days after Commodore's said notice with the exception of inventory necessary to fulfil orders on hand. Commodore shall pay Licensee for such delivered inventory as is in marketable condition within twenty (20) days after its receipt thereof.

12.5.3. Upon said expiration or termination, and if Commodore does not elect to purchase the inventory, unless Licensee is in violation of Sections 3., 5., 10. or 12. of this agreement at the time of the expiration or termination of this agreement, Licensee, on a non-exclusive basis, may sell Licensed Articles which are on hand or in process at the time of such expiration or termination, for a period of ninety (90) days therefrom, provided that: (a) Licensee complies with the requirements of the sub-sections of Section 2 hereof titled "Non-Exclusive License," and "Limitations on License," as well as all applicable sections referenced in Section 19 hereof; (b) all payments with respect to that ninety (90) day period are made in accordance with Section 3 hereof; (c) none of such payments shall be credited towards Minimum Royalties; and (d) Licensee does not market, advertise, sell or use such Licensed Articles at prices or quantities, or in a manner or in an environment, that suggests that the Licensed Articles are second-rate, low-quality, unwanted or counterfeit products.

13. DISTRIBUTION REQUIREMENTS, PROMOTION COMMITMENT, ADVERTISING AND CUSTOMER SERVICE.

13.1. DISTRIBUTION REQUIREMENTS. Licensee agrees to use its best efforts to sell, distribute and supply the Licensed Articles within the Licensed Territory hereof. Licensee shall begin the bona fide manufacture, distribution and sale of the Licensed Articles in each country in the Licensed Territory upon the execution of this Agreement. Licensee shall make and maintain reasonable arrangements for the broadest possible distribution of Licensed Articles throughout such Licensed Territory in multiple distribution channels. Licensee agrees to maintain adequate inventories of the Licensed Articles as an essential part of its distribution program.

13.2. PROMOTION COMMITMENT. Licensee shall spend for promoting the Licensed Articles an amount equal as set forth in EXHIBIT F hereto (the "Promotion Commitment"). Such advertisements and promotions shall comply with the requirements set forth in Section 13.3. Licensee shall account in writing to Commodore for all expenditures made hereunder for purposes hereof. Permitted expenditures on advertising shall be limited to the cost of space and time in any media as well as direct production costs related thereto. Direct out-of-pocket expenditures relating to public relations or in-store seminars, promotions, displays or exhibits may also constitute expenditures permitted for the Promotion Commitment.

13.3. ADVERTISING. Licensee shall not advertise in any publication or communications medium that could damage the goodwill of the Property in any way. Specifically, Licensed Articles shall not be placed in any illegal, vulgar, obscene, immoral, unsavoury or offensive manner or in any potentially controversial publication or other controversial media or setting whatsoever.

13.4. CUSTOMER SERVICE. Licensee recognizes and acknowledges the reputation that Commodore has for providing a high level of service to its customers. Licensee herewith agrees that it will make every reasonable effort to provide the same high level of service to customers including the handling of all customer returns, inquiries and complaints in a timely and appropriate fashion. Any returns, inquiries or complaints concerning the Licensed Articles which are referred to Commodore will be forwarded promptly to the Licensee for handling. Licensee will exercise its best efforts promptly to resolve any consumer complaints regarding the quality or performance of any Licensed Article, and shall periodically report such complaints and their resolution to Commodore. Licensee shall notify Commodore immediately of any complaints regarding the Licensed Articles that involve bodily injury or death or serious property damage and will cooperate with Commodore in the resolution of such complaints. Commodore reserves the right to participate in the resolution of all complaints, but the exercise of such right shall not relieve Licensee of its indemnification obligations under Section 8. herein.

14. NOTICES.

14.1. NOTICE. All notices and statements to be given hereunder, shall be given or made at the respective address of the parties as set at page 1 of this agreement unless notification of a change of address is given in writing. Any notice shall be sent by courier, registered or certified mail, and shall be deemed to have been given at the time it is mailed.

14.2. NOTICE OF MANDATED RECALL OF LICENSED ARTICLES. Licensee shall immediately notify Commodore in writing upon receipt of any notice received by Licensee, or any Manufacturer or Distributor, ordering the with-drawal, discontinuance, removal or recall of any Licensed Articles by a government or governmental agency, a regulatory body, court or the like.

15. FORCE MAJEURE.

Neither party shall be liable for a failure to perform any of its obligations hereunder (other than Licensee's use of the Property, quality control and approval obligations hereunder) when such failure is caused by or results from (i) strike, blacklisting, boycott or sanctions however incurred; (ii) acts of God, public enemies, authority of law, embargo, quarantine, riot, insurrection or war; (iii) inability to obtain raw materials; or (iv) any other cause beyond their respective control.

In the event that either party is unable to perform its obligations as a consequence of any of the contingencies set forth in this Section 14. for a period of six (6) months or more, either party hereto may terminate this Agreement, which termination shall relieve each party of any liability to the other based upon such termination; however, Licensee shall not be released from any of its obligations to make Royalty Payments (including Minimum Royalties) or any other payments to Commodore pursuant to the terms and conditions of this Agreement.

16. ENTIRE AGREEMENT.

This Agreement as executed by the parties hereto, including EXHIBITS and SCHEDULES attached hereto, all of which are incorporated by reference, together constitutes the complete and exclusive agreement and understanding between Commodore and Licensee and terminates and supersedes any prior agreement or understanding relating to the subject matter hereof between Commodore and Licensee. None of the provisions of this agreement can be waived or modified except in a written instrument signed by both parties. There are no representations, discussions, proposals, promises, agreements, warranties, covenants or undertakings, whether oral or written, other than those contained herein. Only upon delivery to Licensee of a fully-executed agreement shall this agreement be binding.

17. NO JOINT VENTURE.

Nothing herein contained shall be construed to place the parties in the relationship of partners or joint ventures or agents, and Licensee shall have no power to obligate or bind Commodore in any manner whatsoever. Nothing herein shall in any way be construed as constituting Licensee as a partner, agent or subsidiary of Commodore, and vice-versa and the parties shall at all times be and remain independent contractors.

18. SURVIVAL.

Upon any expiration or termination of this agreement, neither party shall have any obligations to the other except as set forth in Sections 3., 4., 5.1., 5.2., 7., 8., 9., 10., 11., 12., 19. and 20. hereof which shall survive the termination of this agreement, as well as the provisions of this agreement by which their terms or by implication are to have continuing effect after the termination or expiration of this agreement.

19. APPLICABLE LAW AND JURISDICTION.

The terms and provisions of this Agreement shall be interpreted in accordance with and shall be governed by the laws of the State of Nevada (United States of America). The Court in the State of Nevada shall have sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or relating to this agreement.

20. MISCELLANEOUS.

The provisions of this agreement are severable, and if any clause or provision shall be held invalid or unenforceable, in whole or in part, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision. This agreement is the product of arms-length negotiations between parties knowledgeable of its subject matter who have had the opportunity to consult counsel concerning the terms and conditions of this agreement prior to the execution hereof. Any rule of law that would require interpretation of any provision against the party responsible for its inclusion herein shall have no effect on the interpretation of this agreement. Each party agrees that, in its respective dealings with the other party under or in connection with this agreement, it shall act in good faith and fair dealing.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed counterpart shall be valid and have the same force and effect as an original.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the 5th day of January 2009. For and on behalf of Commodore, Commodore Consumer Electronics,
/s/ Ben van Wijhe Ben van Wijhe, President & CEO	/s/ Eugene van Os Eugene van Os, Chief Operations Officer
For and on behalf of Licensee, Commodore Asia Holdings Limited
/s/ HO Te Hwai Name: HO Te Hwai Title: President

Trademark License Agreement EXHIBIT A
Property
Property The Property is limited to the following: Commodore Consumer Electronics Asia www.commodoreworld.com (on a non-exclusive basis)

Trademark License Agreement
EXHIBIT BZ
Licensed Articles

Licensed Articled

The Licensed Articles shall be limited to those products or services which are marked with an "E" in the following matrix. However, Licensee shall also be entitled to make use of the Property in relation to those products or services which are marked with an "X" on a non-exclusive basis.

Product group	Ref.	Description	Allowance
B2B (Small Business & SoHo
Hardware	1.1.	PC's, workstations and servers and related hardware including mouse and keyboard.	-
	1.2.	TFT Computer monitors (wide-screen) including widescreen monitors < 30 inch, excluding LCD TV's.	-
	1.3.	Notebooks, excluding ultra low cost notebooks and hybride solutions and convertibles.	-
	1.4.	Tablet PC > 8 inch display in-cluding hybride solutions and convertibles, excluding UMPC and PDA devices.	-
	1.5.	UMPC < 8 inch display exclu-ding PDA devices.	-
	1.6.	PDA devices (embedded OS).	-
Content	2.1.	Software applications excluding game software.	-

Product group	Ref.	Description	Allowance
B-2-C
	Hardware	3.1.	Gaming PC's excluding gaming consoles. Media Center PC's	-
		3.2.	Regular PC including TV and recording functionality; Multi platform / OS changeable by end user	-
		3.3.	Settop boxes and media centers with platform specific OS pre-programmed. OS not change-able by end-user.	-
		3.4.	Ultra low costs notebooks.	-
		3.5.	Personal media player/recorder (handheld) devices excluding gaming functionality and GPS.	-
		3.6.	Gaming handheld device inclu-ding internal display < 10 inch excluding PMP functionality and GPS.	-
		3.7.	Game console (non-handheld) device including remote control and/or joystick device, without internal LCD monitor. For use with external TV/monitor.	-
		3.8.	Navigation systems with inter-nal GPS/TMC module, exclu-ding PMP and gaming function-nality.	-

Product group	Ref.	Description	Allowance
Content	4.1.	Game software, including PC software (multi platform) and game consoles/devices (multi platform)	-
	4.2.	Content (online distribution); Software PC, game console/ device excluding multi media content.	-
	4.3.	Content (online distribution);
		Streaming/downloading music and movies, mobile multi media instant messaging, excluding software content.	E
B-2-B / B-2-C
Media	5.1.	Data carriers;	-
		Including optical and/or mag-netical carriers excluding solid state / hard disk carriers.
	5.2.	Data carriers;
		Including solid state / hard disk carriers excluding optical and/or magentical carriers.	-
Content	5.3.	Content distribution towers (in-store); Content / multi media Point of Sale.	X
Hardware	6.1.	Other hardware products.	-
Software	7.1.	Other software products.	X

Trademark License Agreement EXHIBIT C Licensed Territory
Licensed Territory
Licensed Territory shall be limited to:	Asia and Africa

Trademark License Agreement EXHIBIT D Term & Minimum Net Sales
Term
The Term shall mean the period commencing on:			5 January 2009
and automatically ending on:			31 December 2013
Minimum Net Sales
Minimum Net Sales shall be in accordance with the following table:
Contract
Year:	commencing on:	ending on:	Minimum Net Sales:
1	5 January 2009	31 December 2009	To be defined
2	1 January 2010	31 December 2010	To be defined
3	1 January 2011	31 December 2011	To be defined
4	1 January 2012	31 December 2012	To be defined
5	1 January 2013	31 December 2013	To be defined

Minimum Net Sales shall amount to seventy-five percent (75%) of the estimated net turnover relating to products marketed under the "Commodore" brand name as set forth in the annual Business Plans of Licensee, which Business Plan shall be to the satisfaction of Commodore (see Clause 6.3. of the Shareholders Agreement).

Trademark License Agreement EXHIBIT E Initial Basic Rights, Royalty Rate and Minimum Royalties
Initial Basic Rights
The Initial Basic Rights shall amount to:		EUR nil (waived).
Royalty Rate
The Royalty Rate shall amount to:		[ # ] percent (#%).
Minimum Royalties
Minimum Royalties shall be in accordance with the following table:
Contract
Year:	commencing on:	ending on:	Minimum Royalties:
1	5 January 2009	31 December 2009
2	1 January 2010	31 December 2010	To be defined
3	1 January 2011	31 December 2011	To be defined
4	1 January 2012	31 December 2012	To be defined
5	1 January 2013	31 December 2013	To be defined
Minimum Royalties shall be based upon fifty percent (50%) of the Minimum Net Sales. Note: [ # ] means "Confidential Terms"

Trademark License Agreement EXHIBIT F Promotion Commitment

Promotion Commitment

The Promotion Commitment shall amount to: [ # ] percent (#%)

of Net Sales of the Licensed Articles in each Contract Year.

Commodore shall be obliged to contribute [ # ] percent (#%) of Net Sales to the costs of corporate marketing and promotion activities to the brand name "Commodore" in Asia. Licensee shall be entitled to set off this contribution with the Royalty Payments.

The Parties agree that any and all of the allocations and expenditures relating to these corporate marketing and promotion activities must be discussed with Licensee and Commodore prior to its execution and shall be to the satisfaction of Commodore.

Note: [ # ] means "Confidential Terms"

Trademark License Agreement SCHEDULE 1 Royalty Report Form

ROYALTY REPORT

To: Commodore Consumer Electronics
      Attn. Chief Operations Officer
      Haerstraat 125
      NL-7573 PA Oldenzaal
      The Netherlands

From: Asiarim Corporation

Date: MM/DD/YYYY

Reporting period: MM/DD/YYYY to MM/DD/YYYY

Line:	Category:	Net Sales (local currency)	Royalty Rate:	Royalty Payments:
1 2 3 4 5 6 7 8 9 10	3.3. 3.5. 3.8. 4.3. 5.3. 7.1.		#% #% #% #% #% #%
Totals
Currency exchange rate
Totals in EUR
I herewith certify that this Royalty Report is fairly and accurately stated in all material aspects.
Name: _________________
Title: _________________ Stamp & signature: _________________
Note:[ # ] means "Confidential Terms"

Trademark License Agreement SCHEDULE 2 Business Plan
COMMODORE CONSUMER ELECTRONICS 2008/2009 LICENSEE BUSINESS PLAN

Licensee
Term	5 January 2009 to 31 December 2013
Licensed Territory	Asia
Applicable Contract Year	2009
Date
Contact Information
Finance	Marketing	Sales	Products
Name
Mobile phone
Facsimile
E-mail
Programme Highlights
Please provide details about programme highlights, including retail successes and key product launches.

Distribution Overview
Please provide details about the distribution in the Licensed Territory including your overall distribution strategy (market positioning and key retailers)
Top 10 customers	Net Sales (y-1)	Net Sales Target (y)	Variance (%)
1 name 2 name 3 etc. 4 5 6 7 8 9 10 Sub totals	__________________	__________________	_____________
Targeted new customers
Other targeted growth areas (new channels or regions)
Totals

Advertising & Promotion
Please provide details about your overall advertising and promotion plans in the Licensed Territory.
Promotion Commitment	Actual (y-1)	Budget (y)	Variance (%)
in EUR
as % of Net Sales (Target)\
Special events Please provide information about trade shows to be attended (please list dates), trade incentives and adver-tising programs, consumer advertising plans and/or cross promotions, etc.

Please also provide Commodore with the latest copies of your marketing and promotion materials, such as catalogues, advertising materials, photos and product sheets and/or any press coverage. Thank you.